Exhibit 16.1

October 19, 2022

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

On October 19, 2022, we resigned as the independent registered public accounting firm of Himalaya Technologies, Inc.

We have read the statements of Himalaya Technologies, Inc. included under Item 4.01 on Form 8-K to be filed with the Securities and Exchange Commission. We agree with such statements as they pertain to our firm.

/s/ Boyle CPA, LLC

Boyle CPA, LLC

Red Bank, NJ

331 Newman Springs Road
Building 1, 4th Floor, Suite 143	P (732) 784-1582
Red Bank, NJ 07701	F (732) 510-0665